CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 15, 2008 with respect to the financial statements of John Hancock Variable Life Insurance Company Separate Account S, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 20 in the Registration Statement [Form N-6 No. 33-79108] and related Prospectus of John Hancock Variable Life Insurance Company Separate Account S.

/s/ Ernst & Young LLP
Toronto, Canada,	Chartered Accountants
April 25, 2008	Licensed Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 25, 2008 with respect to the consolidated financial statements of John Hancock Variable Life Insurance Company which are contained in the Statement of Additional Information in Post-Effective Amendment No. 20 in the Registration Statement (Form N-6 No. 33-79108) and related Prospectus of John Hancock Variable Life Insurance Company Separate Account S.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 25, 2008